UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2022
Couchbase, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40601	26-3576987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3250 Olcott Street Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(650) 417-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	BASE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Stock Price Achievement Restricted Stock Unit Program
On January 26, 2022, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Couchbase, Inc. (“Couchbase”), the Board is implementing a one-time performance-based equity program, supplementing the traditional equity program for the leadership of Couchbase. The intent of this program is to focus executives on driving stockholder value creation with aggressive stock price milestones, while maximizing retention of the leadership at a critical time for Couchbase and its specific industry sector in general. Our executive officers received performance-based restricted stock units (“PSUs”) as follows:

Name	Title	Number of PSUs Granted
Matthew M. Cain	Chief Executive Officer	300,000
Gregory N. Henry	SVP and Chief Financial Officer	170,000
Denis Murphy	SVP and Chief Revenue Officer	70,000
Margaret Chow	SVP, Chief Legal Officer and Corporate Secretary	60,000

The PSUs vest according the following stock price milestones (each, a “Stock Price Hurdle”) and performance periods (each, a “Performance Period”):

Stock Price Hurdle	Performance Period	Percent of PSUs Vesting
$60	January 26, 2023 through January 26, 2027	20%
$75	January 26, 2024 through January 26, 2027	20%
$90	January 26, 2025 through January 26, 2027	30%
$110	January 26, 2026 through January 26, 2027	30%

To achieve any of the above Stock Price Hurdles, the average of the closing Couchbase stock price for a 60 consecutive trading day trading period must exceed the applicable Stock Price Hurdle. Each Stock Price Hurdle may only be satisfied during the applicable Performance Period. Accordingly, no vesting of any Stock Price Hurdle can be achieved before the start of the corresponding Performance Period. If a Stock Price Hurdle is achieved, then vesting of that applicable tranche occurs on the next Couchbase quarterly vesting date following the achievement, subject to the participant’s continued service.
If a change in control occurs, then any unvested PSUs are treated as follows: (i) with respect to any Stock Price Hurdle that exceeds the per share amount payable to Couchbase stockholders in the transaction (the “Per Share Amount”), such portion of the PSUs will forfeit, subject to any pro-ration described in clause (iii) below; (ii) with respect to any Stock Price Hurdle that is less than the Per Share Amount, such portion of the PSU will vest on the closing of the transaction; and (iii) if the Per Share Amount is between any two Stock Price Hurdles, then a pro-rata portion of the next tranche will vest on the closing of the transaction.
As noted above, this special one-time PSU program was established to incentivize achievement of challenging stock price milestones and maximize retention. As noted above, each tranche of the PSUs is not eligible to vest until the start of the applicable Performance Period. Accordingly, long-term and sustained stock price performance is incentivized. Vesting related to the Stock Price Hurdles is also weighted towards the later Performance Periods, which both provides greater incentivization to the higher milestones and retention through later Performance Periods. As described above, this program is intended to supplement the traditional annual equity program for fiscal years 2022 through 2025. Accordingly, Couchbase will continue to review executive compensation annually as part of its regular compensation review cycle. In light of a significant grant in March 2021, we currently expect that our Chief Executive Officer will not receive an annual equity grant for fiscal 2023 that typically would occur in the first fiscal quarter.
The PSUs are subject Couchbase’s global form of Restricted Stock Unit Agreement that is customized to the specifics of PSU program (the “PSU Agreement”) under Couchbase’s 2021 Equity Incentive Plan (the “Plan”), and will be subject to the terms and conditions of the Plan. A form of the PSU Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Form of PSU Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUCHBASE, INC.

/s/ GREG HENRY
By:	Greg Henry
Title:	Chief Financial Officer
Date: January 28, 2022